                                                          10
                                                      Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDARIES
       STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                39-Week Period Ended                13-Week Period Ended
                                           --------------------------------      -----------------------------
                                           April 2, 1994     March 27, 1993      April 2, 1994  March 27, 1993
                                           -------------     --------------      -------------  --------------
Calculation of Primary Earnings Per Share:
- - -----------------------------------------

Net earnings applicable to common stock    $ 149,317,000      $ 135,992,000      $  45,694,000  $  42,779,000
                                           =============      =============      =============  =============

Average number of common shares and common
  stock equivalents outstanding              184,624,948        187,068,330        184,201,317    188,307,148

Dilutive effect of stock options (1)             ---                ---                ---            ---
                                           -------------      -------------      -------------   ------------
                                             184,624,948        187,068,330        184,201,317    188,307,148
                                           =============      =============      =============   ============
Primary earnings per share                 $        0.81      $        0.73      $        0.25   $       0.23
                                           =============      =============      =============   ============

Calculation of Fully Diluted Earnings Per Share:
- - ------------------------------------------------

Net earnings applicable to common stock    $ 149,317,000      $ 135,992,000      $  45,694,000   $ 42,779,000
                                           =============      =============      =============   ============

Average number of shares outstanding on a
  fully diluted basis - same as for
  calculation of primary earnings per share  184,624,948        187,068,330        184,201,317    188,307,148

Dilutive effect of stock options and Liquid
  Yield Option Notes (2)                         ---                ---                ---            ---
                                           -------------      -------------      -------------   ------------
                                             184,624,948        187,068,330        184,201,317    188,307,148
                                           =============      =============      =============   ============

Fully diluted earnings per share           $        0.81      $        0.73      $        0.25   $       0.23
                                           =============      =============      =============   ============

(1) Maximum possible dilutive effect of outstanding options in each period is less than 3%.
(2)  Maximum possible dilutive effect of outstanding options and Liquid
     Yield Option Notes during each period is less than 3%.


